
<ARTICLE>                    5
<MULTIPLIER>             1,000

<PERIOD-TYPE>                               9-MOS
<FISCAL-YEAR-END>                           DEC-31-1997
<PERIOD-END>                                SEP-30-1997
<CASH>                                  1,872
<SECURITIES>                                0
<RECEIVABLES>                           1,266
<ALLOWANCES>                                0
<INVENTORY>                                 0
<CURRENT-ASSETS><F1>                        0
<PP&E>                                270,420
<DEPRECIATION>                         40,875
<TOTAL-ASSETS>                        277,329
<CURRENT-LIABILITIES><F1>                   0
<BONDS>                               175,518
<COMMON>                                   92
<PREFERRED-MANDATORY>                       0
<PREFERRED>                                 0
<OTHER-SE>                             49,085
<TOTAL-LIABILITY-AND-EQUITY>          277,329
<SALES>                                     0
<TOTAL-REVENUES>                       27,824
<CGS>                                       0
<TOTAL-COSTS>                          22,892
<OTHER-EXPENSES>                           50
<LOSS-PROVISION>                            0
<INTEREST-EXPENSE>                      9,546
<INCOME-PRETAX>                         4,148
<INCOME-TAX>                                0
<INCOME-CONTINUING>                     4,148
<DISCONTINUED>                              0
<EXTRAORDINARY>                             0
<CHANGES>                                   0
<NET-INCOME>                            4,148
<EPS-PRIMARY>                             .52
<EPS-DILUTED>                             .54

<F1> Mid-Atlantic Realty Trust (MART) is in the specialized real estate
<F1> industry for which the current/noncurrent distinction is deemed in
<F1> practice to have little or no relevance.  Therefore, MART prepares
<F1> unclassified balance sheets which do not report current assets or
<F1> current liabilities.

